Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

WACHOVIA BANK, NATIONAL ASSOCIATION

(Name of Trustee)

22-1147033
(Jurisdiction of Incorporation or Organization if not a U.S. National Bank)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28288-0630
(Address of Principal Executive Offices)	(Zip Code)

K. Hovnanian Enterprises, Inc.

(Name of Obligor)

California	22-2423583
(State of Incorporation)	(I.R.S. Employer Identification No.)

10 Highway 35, PO Box 500 Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of Indenture Securities)

GENERAL

Item 1.  General information.

Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Richmond, VA 23219

Federal Deposit Insurance Corporation, Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 3.  Voting Securities of the Trustee.

Furnish the following information as to each class of voting securities of the trustee:

Col. A Title of Class	Col. B Amount Outstanding
Not Applicable - See answer to Item 13

Item 4.  Trusteeship under Other Indentures:

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

Not Applicable - See answer to Item 13

(b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable - See answer to Item 13.

Item 5.  Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not Applicable - See answer to Item 13

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

Col. A Name of Owner	Col. B Title of Class	Col. C Amount owned Beneficially	Col. D. Percentage of Voting securities represented By amount given in Col. C
Not Applicable - See answer to Item 13

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their Officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

Col. A Name of Owner	Col. B Title of Class	Col. C Amount owned Beneficially	Col. D. Percentage of Voting securities represented By amount given in Col. C
Not Applicable - See answer to Item 13

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

Col. A Name of Owner	Col. B Whether the Securities are Voting or nonvoting Securities	Col. C Amount owned beneficially or held as collateral security for obligations in default by Trustee	Col. D. Percentage of class represented by amount given in Col. C.
Not Applicable - See answer to Item 13

Item 9.   Securities of the Underwriters Owned or Held by the Trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

Col. A Name of Issuer and Title of class	Col. B Amount outstanding	Col. C Amount owned beneficially or held as collateral security for obligations in default By Trustee	Col. D. Percentage of class represented by amount given in Col. C
Not Applicable - See answer to Item 13

Item 10.  Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

Col. A. Name of Issuer And title of class	Col. B. Amount outstanding	Col. C. Amount owned beneficially or held as collateral security For obligations in default By Trustee	Col. D. Percentage of class represented by amount given in Col. C
Not Applicable - See answer to Item 13

Item 11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

Col. A. Name of Issuer And title of class	Col. B. Amount outstanding	Col. C. Amount owned beneficially or held as collateral security For obligations in default By Trustee	Col. D. Percentage of class represented by amount given in Col. C
Not Applicable - See answer to Item 13

Item 12.  Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

Col. A. Nature of indebtedness	Col. B. Amount outstanding	Col. C. Date due
Not Applicable — See answer to Item 13

Item 13.  Defaults by the Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture.  Explain the nature of any such default.

None

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None

Item 14.  Affiliations with the Underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable - See answer to Item 13

Item 15.  Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not Applicable

Item 16.  Lists of Exhibits.

1*          —Copy of Articles of Association of the Trustee as now in effect.

2            —No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.

3*          —Copy of the authorization of the Trustee to exercise corporate trust powers.

4*          —Copy of the existing By-Laws of the Trustee, as now in effect.

5            —Not applicable.

6            —The consent of the Trustee required by Section 321 (b) of the Act.

7            —A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.

8            —Not Applicable

9            —Not Applicable

*Exhibit thus designated has heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-86372).

In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, Wachovia Bank, National Association, has relied upon information furnished to it by the obligor or such underwriter.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank National Association, organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, and State of New Jersey, on the 16th day of August, 2005.

Wachovia Bank, National Association

(Trustee)

(CORPORATE SEAL)
	By:	/s/Stephanie Roche
Vice President

Exhibit T—6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of K. Hovnanian Enterprises, Inc.  we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCATION

By:	/s/ Stephanie Roche
Vice President

Morristown, NJ

August 16, 2005

EXHIBIT T-7

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the Wachovia Bank, National Association, at the close of business on June 30, 2005, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.  Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

Thousand of Dollars
ASSETS
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin	13,340,000
Interest-bearing balances	702,000
Securities
Hold-to-maturity securities	0
Available-for-sale securities	114,033,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	145,000
Securities purchased under agreements to resell	4,343,000
Loans and lease financing receivables:
Loan and leases held for sale	14,492,000
Loan and leases, net of unearned income	227,612,000
LESS: Allowance for loan and lease losses	2,645,000
Loans and leases, net of unearned income and allowance	224,967,000
Trading Assets	32,025,000
Premises and fixed assets (including capitalized leases)	4,321,000
Other real estate owned	136,000
Investment in unconsolidated subsidiaries and associated companies	1,131,000
Customer’s liability to this bank on acceptances outstanding	826,000
Intangible assets
Goodwill	19,699,000
Other intangible Assets	1,996,000
Other assets	27,373,000
Total assets	459,529,000

LIABILITIES
Deposits:
In domestic offices	284,231,000
Noninterest-bearing	64,586,000
Interest-bearing	219,645,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	25,202,000
Noninterest-bearing	65,000
Interest-bearing	25,137,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	3,546,000
Securities sold under agreements to repurchase	28,940,000
Trading liabilities	12,730,000
Other borrowed money (includes mortgage indebtedness and Obligations under capitalized leases) (from Schedule RC-M)	28,775,000
Bank’s liability on acceptances executed and outstanding	859,000
Subordinated notes and debentures	13,323,000
Other liabilities	12,305,000
Total liabilities	409,911,000
Minority Interest in consolidated subsidiaries	1,732,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	35,351,000
Retained Earnings	11,494,000
Accumulated other comprehensive income	586,000
Other Equity Capital components	0
Total equity capital	47,886,000
Total liabilities and equity capital	459,529,000